SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2011

SupportSave Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cahuenga Blvd. W, Suite 114, Los Angeles, CA	90068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 304-4400

_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On April 11, 2011, we sold 3,000,000 shares of our common stock in a private offering at $0.05 per share. Under the terms of the subscription agreement, we received $100,000 of the investment at closing, and will receive the remaining $50,000 no later than 60 days from the closing. Further under the subscription agreement, the investor agreed to a three-year lockup on open market transactions.

As stated in our employment agreements with our President, Chris Johns, and our CEO, Aina Dumlao, if we issue additional securities of any class, then both Mr. Johns and Ms. Dumlao will be entitled to receive a corresponding increase in the amount of securities they hold so that their proportionate ownership in our company’s common and voting shares is not decreased. The above issuance of 3,000,000 has triggered these anti-dilution provisions in the employment agreements with Mr. Johns and Ms. Dumlao. We therefore issued 975,000 shares of common stock to Ms. Dumlao and 1,050,000 shares of common stock to Mr. Johns to fulfill these anti-dilution provisions.

The private offering was exempt under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506 promulgated under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns

Christopher Johns

President

Date: April 12, 2011